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                                                                   EXHIBIT 10.14

                       STRATEGIC RELATIONSHIP AGREEMENT


This Strategic Relationship Agreement ("Agreement") is made as of January 10, 2000 by and between eContributor.com, Inc. ("eContributor.com") having a principal place of business at 414 East Windsor Avenue, Alexandria, Virginia 22301, and eCommercial.com, Inc., a Nevada corporation ("eCommercial.com") having a principal place of business at 95 Enterprise, Suite 360, Aliso Viejo, California 92656.

                                    RECITALS

Whereas, eContributor.com is a leader in Internet based and Political and Charitable fundraising, providing ecommerce technology to receive and process online contributions; and,

Whereas, eCommercial.com develops, markets and manages Internet-based electronic advertising, commercials, marketing communications content, and databases; and,

Whereas, eContributor.com and eCommercial.com (the "Parties") intend hereby to establish a strategic relationship in which the Parties will promote, market, and incorporate into their respective products and systems, the other Parties' products and services to their current and prospective clients, as deemed appropriate; and,

Whereas, eCommercial.com intends to make a strategic investment into eContributor.com and each Party shall be granted a seat on the Advisory Board of the other party, respectively;

Now, therefore, in consideration of the mutual promises herein, the parties do hereby agree as follows:

1.   eContributor.com will utilize its best efforts to:
     --------------------------------------------------

     a.  Train eCommercial.com Personnel.  eContributor.com will provide
         -------------------------------
training to eCommercial.com personnel on the use, marketing, promotion and implementation of the eContributor Products and Services for the purpose of demonstration to prospective clients.

     b.  Design Interfaces.  eContributor.com will design and engineer
         -----------------
interfaces for the Integration of the eCommercial.com system. These interfaces would appear on eContributor.com websites or those of their clients, which would then link to the eContributor.com products and services.

     c.  Train eContributor.com Salespersons.  eContributor.com will
         -----------------------------------
train its sales force on the use and sale of the eCommercial.com system.

     d.  Introduce on "Preferred Basis".  To their current and prospective
         ------------------------------
clients who could use the eCommercial.com products and services, eContributor.com will introduce eCommercial.com on a preferred basis.

2.   eCommercial.com will utilize its best efforts to:
     -------------------------------------------------

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     a.   Train eContributor.com Personnel.  eCommercial.com will provide
          --------------------------------
training to eContributor.com personnel on the use, marketing, promotion and implementation of the eCommercial.com products and services for the purpose of demonstration to prospective clients.

     b.   Design Interfaces.  eCommercial.com will design and engineer
          -----------------
appropriate eContributor.com interfaces, which could integrate the eCommercial.com system. These interfaces would appear on eCommercials, which could then link to the eContributor.com Products and Services.

     c.   Train eCommercial.com Salespersons.  eCommercial.com will train their
          ----------------------------------
sales force on the eContributor products and services following training of key eCommercial.com sales personnel on eContributor's products and services and how they can improve and enhance the services which eCommercial.com currently provides to its clients.

     d.   Introduce on "Preferred Basis".  To their current and prospective
          ------------------------------
clients who could use the eContributor.com Products and Services, eCommercial.com will introduce eContributor.com, on a Preferred Basis.

3.   The Parties will both use their best efforts to jointly:
     --------------------------------------------------------

     a. Issue Press Releases.  When applicable, the Parties will issue press
        --------------------
releases announcing the implementation of their respective systems for a client, and publish the response rates and other performance metrics of campaigns when appropriate. Such press releases shall be issued pursuant to Section 6 hereof.

     b. Marketing Materials.  Each of the Parties shall make available to the
        -------------------
other, marketing materials, including but not limited to, brochures, Power Point presentations and samples of work product, for use in trade shows, industry speeches and presentations to prospective clients.

     c. Executive Meetings.  The Parties' executive officers will use their
        ------------------
best efforts to meet via telephone or in person on a regular basis, agreeable to both parties, to discuss joint customer projects, joint product development, and joint marketing strategies.

4.   Sources of eCommercial.com Revenue.  The Parties shall enter into the
     ----------------------------------
following revenue sharing model:

      a. Product Sales.
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         (i)  eCommercial.com shall receive fifteen percent (15%) of Net Revenue to eContributor.com after deducting the client's share of contributions, any direct costs billable to the client (i.e., call center costs) from contributions generated, and less any third party fees or commissions as a result of the contracts executed on behalf of eContributor.com as a direct result of eCommercial.com marketing eContributor.com Products and Services with the client contracting with eContributor.com.

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          (ii)   eCommercial.com shall receive twenty-five percent (25%) of the
"Gross Revenue" from contributions generated by customers who utilize the eCommercial.com system with the eContributor Products and Services in order to solicit online contributions or otherwise.

          (iii) "Net Revenue" shall be defined as eContributor.com's share of contributions collected on behalf of a client minus and direct costs paid by the client less any third party fees or commissions.

          (iv) "Integrated" shall refer to the use of any eCommercial.com technology to promote, market and distribute the eContributor.com products and services.

5.   Ownership
     ---------

     a. eContributor.com shall retain ownership in all rights, including but not limited to copyrights, trademarks, titles, licenses and other rights in, and relating to, the eContributor.com products and services, and eCommercial.com shall only receive a license to use such proprietary rights for the purpose of performing this Agreement.

     b. eCommercial.com shall retain ownership in all rights, including but not limited to copyrights, trademarks, titles, licenses and other rights in, and relating to, the eCommercial.com products and services, and eContributor.com shall only receive a license to use such proprietary rights for the purpose of performing this Agreement.

6.   Trademarks and Publicity.  Each party hereto is the owner of certain
     ------------------------
trademarks and such ownership shall not be altered by the terms of this Agreement unless specifically set forth herein. Neither party shall use a trademark owned by the other party without the prior written consent of such other party.

     Each party shall (1) submit to the other all advertising, written sales promotions, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied; (2) not publish or use such advertising, sales promotions, press releases or publicity matters without the other party's written consent; and (3) provide written consent or notice to amend such advertising, sales promotions, press releases or publicity matters within five (5) business days, otherwise a non-response shall be considered approval.

7.   Confidentiality.   The parties hereto have executed a separate
     ---------------
Confidentiality and Non-Disclosure Agreement attached hereto as EXHIBIT A and incorporated herein as if fully set forth, which sets forth the terms and conditions of the disclosure and use of proprietary information by each party. The obligations of each party under such Confidentiality and Non-Disclosure Agreement shall survive the termination of this Agreement, and such obligations shall continue for the term set forth therein.

8.   Agreement to Indemnify.  Except for the negligence or willful misconduct of
     ----------------------
the other party, its agents, servants or employees, each party (the "Indemnitor") shall fully protect, indemnify, hold harmless and defend the other party, and their respective directors, officers, agents and employees from and against any and all claims, actions, damages, liability, injury, liens, taxes, penalties, interest or causes of action of every nature in connection with the loss of life and/or personal or bodily injury or property damage arising out of or incidental to or in

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connection with the performance of its services under this Agreement occasioned wholly or in part by any negligent act or omission by the Indemnitor.

9.   Term and Termination.  This Agreement shall be in full force and effect
     --------------------
beginning on the date hereof, and shall remain in effect until three (3) years after the date hereof and shall automatically extend for additional one-year periods, unless terminated as provided herein.

     Either party may terminate this Agreement for any reason upon ninety (90) days written notice to the other party.

     Either Party may terminate this Agreement by written notice if there has been a material breach hereof by the other party, which material breach has not been cured within thirty (30) days after the date of written notice to the breaching party by the non-breaching party. In addition, either Party may terminate this Agreement immediately if (i) the other Party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits an appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or is liquidated, voluntarily or otherwise, or (ii) the other Party breaches Exhibit A ("Nondisclosure and Confidentiality") of this Agreement.

10.  Marketing Information.  To the extent it has the authority,
     ---------------------
eContributor.com and eCommercial.com may collect certain consumer and customer information, including personal information, transaction information and buyer preferences. Such information shall be jointly owned by the parties hereto.

11.  Compliance with Laws and Regulations.  Each party agrees to comply with all
     ------------------------------------
Federal, State and local laws, ordinances and/or rules and regulations applicable to it in connection with the performance of its services and obligations under this contract.

12.  Government Licenses and Permits.  If any government permit or license shall
     -------------------------------
be required for the proper and lawful conduct of the business as specified by this Agreement and if the failure to secure such license or permit would, in any way, affect any efforts, as detailed in this contract, the respective party shall duly procure and thereafter maintain such license or permit. All parties shall at all times comply with the terms and conditions of each such license or permit.

13.  Headings.  All headings in this Agreement are inserted only for convenience
     --------
and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

14.  Notices.  All notices under this Agreement shall be in writing and shall be
     -------
effective upon personal delivery to a party, or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the respective parties as follows (or such other address as the parties may from time to time designate in writing):

    eContributor.com, Inc.                       eCommercial.com, Inc.
    Attention: John W. Richardson III            Attention:  Eric McAfee
    414 East Windsor Avenue                      95 Enterprise, Suite 360

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    Alexandria, VA 22301                         Aliso Viejo, CA  92656
    Fax:  (703) 968-5764                         Fax:    (408) 343-0984


15.  Binding.  This Agreement shall inure to and bind the successors, assigns,
     --------
 agents, and representatives of the parties.


16.  Dispute Resolution.  In the event of any dispute or disagreement between
     ------------------
the parties arising under or relating to this Agreement, the parties agree to make diligent and reasonable attempts to resolve, through negotiation, all such disputes or disagreements. Such negotiation shall occur through ascending levels of management of each Party, and the parties shall specifically discuss the use of arbitration prior to resorting to a court of competent jurisdiction for adjudication. Prior to initiating any legal proceedings, the complaining Party shall provide ten (10) days written notice to the other Party. Neither party shall be entitled to recover costs or attorney fees. Notwithstanding a disagreement or dispute, the Parties agree to proceed diligently with performance of this Agreement

17.  Limitation of Liability.  Neither parties hereto shall under any
     -----------------------
circumstances be liable to the other for any special, indirect, incidental or consequential damages, including, without limitation, loss of profits or revenues arising out of this Agreement, even if the other party is informed in advance of the possibility or likelihood of such damages. (How does this paragraph square with the indemnity provisions of paragraph 8?)

18.  Force Majeure.  Neither party shall be held responsible for any delay or
     -------------
failure in performance of this Agreement to the extent such failure is caused by fire, flood, explosion, war, strike, embargo, civil or military authority, act of God, act of omission of carriers or similar causes beyond its control ("Force Majeure Condition").

     If any Force Majeure Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party. Both parties shall use their best efforts to minimize the consequences of Force Majeure Conditions.
If, however, a Force Majeure Condition continues uninterruptedly over a period of more than three (3) months and prevents performance by a party, and if no other understanding is reached, the other party may (but shall not be obligated to) forthwith terminate this Agreement pursuant to the provisions of Article 10.

19.  Assignment.    Except in connection with a merger or sale of all or
     ----------
substantially all the assets of a party, neither this Agreement, nor any right or obligation thereunder, shall be assigned to third parties by either party to this Agreement without the prior written consent of the other party. Such consent shall not unreasonably be withheld or delayed.

20.  Relationship.     Each Party is an independent contractor, and this
     ------------
Agreement shall not be construed as creating a partnership, joint venture, agency or employment relationship between the parties or as creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other Party. Neither of the parties (including its affiliates, agents, representatives, employees or others acting on its behalf) is a representative of the other for any purpose, and no such Party has any power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.

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21.  Choice of Laws.  This Agreement shall be governed by the laws of the State
     --------------
of California and any question arising hereunder shall be construed or determined according to such law. Both Parties specifically acknowledge and agree that in the enforcement of this Agreement jurisdiction under this Agreement and venue is valid in the State of California. Any action or proceeding arising from or relating to this Agreement shall be brought in federal court or state or other appropriate court in the State of California. Each party hereby submits to the jurisdiction and venue of such court in an such action or proceeding.

22.  Authorization.  Each of the signers below represent they are duly
     -------------
authorized and fully empowered to enter into this Agreement, and have received any and all required board of directors resolutions, shareholder resolutions, regulatory approvals and other approvals.

23.  Entire Agreement.  This Agreement contains all of the agreements of the
     ----------------
parties hereto with respect to the matters contained herein. No prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing by each of the parties hereto.

In witness whereof, the parties have signed this Agreement as of the date first set forth above.


ECOMMERCIAL.COM, INC.                        ECONTRIBUTOR.COM, INC.

________________________________             ________________________________
By:     Eric A. McAfee                       By:    John W. Richardson III
Title:  Executive Vice President             Title: Chief Executive Officer
Date:                                        Date:
        ________________________                    _________________________

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